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                                                                 EXHIBIT 10(PPP)

[PRUDENTIAL LOGO]                David A. Graham
                                 Vice President


                                 Prudential Capital Group
VIA Fax #(404) 303-6418          Suite 1400, Two Ravinia Drive, Atlanta GA 30346
                                 Tel 770 395-8609 Fax 770 392-0944
                                 david.graham@prudential.com


November 30, 1998



EQK Realty Investors 1
c/o ERE Yarmouth
5775-D Peachtree Dunwoody Road, Suite 200
Atlanta, GA 30342
Attn:  Donald Henry

Subject:  Prudential Loan No. 7501488
          Harrisburg East Mall, Harrisburg, PA
          Forbearance Agreement
          ---------------------

Dear Mr. Henry:

As you are aware, the above-referenced Loan held by The Prudential Insurance Company of America ("Prudential") encumbering property of EQK Realty Investors I (EQK or Borrower) is due and payable in full as of June 15, 1998 ("Maturity Date"). You have indicated the Borrower's inability to pay the Loan in full on the Maturity Date and have requested some relief or extension. Although Prudential is unwilling to extend or reinstate the Loan, Prudential is willing to forbear exercising remedies (other than any remedies continuing to be exercised under the Loan documents) from the date of Borrower's execution of this letter until June 15, 1999 ("Forbearance Period"), provided the following terms and conditions are met "(Forbearance Conditions").

     1. The Borrower executes this letter where indicated below and returns the same to Prudential by December 4, 1998 along with an administrative fee of $25,000.00 which fee is hereby deemed fully earned and shall not be applied to sums due under the Loan documents.

     2. Payments ("Forbearance Payments") shall be made to Prudential as follows: principal and interest payments of $324,076.70 shall be due on the fifteenth of each month during the Forbearance Period. Prudential will have the right, at its sole discretion, to apply Forbearance Payments received to principal first, then to any other sums due under the Loan documents, then to interest.

     3. The entire remaining Loan balance must be paid in full by the end of the Forebearance Period.

     4. No defaults exist or shall hereafter occur during the Forbearance Period under the Loan documents other than the failure to pay the Loan in full on the Maturity Date.


     If the Borrower complies in a timely fashion with all of the Forbearance Conditions, Prudential will waive default interest accruing prior to or during the Forbearance Period, and interest will be collected only at the Contract Rate of 8.88% upon payoff in full. However, in the event Borrower does not comply in a timely fashion with all of the Forbearance Conditions, interest will remain due at the default rate of 13.92% from and after the Maturity Date.


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     By countersigning this letter where indicated below, Borrower represents, warrants, covents and agrees to and with Prudential as follows:

         1. Prudential holds a valid and perfect first priority mortgage lien against the property known as the Harrisburg Mall (the "Premises"), as set forth in an Amended and Restated Open-End Mortgage and Security Agreement dated as of December 15, 1992, as amended (the "Mortgage").

         2. All leases of and rents generated by the Premises have been absolutely assigned to Prudential, as assignee, and First Union National Bank of Georgia, as Central Collection Agent, pursuant to the Absolute Assignment of Leases and Rents and Rental Collection Agreement dated December 16, 1992, as amended (the "Absolute Lease Agreement"), all rents, security deposits and other sums paid under leases for the Premises have been and shall continue to be deposited with the Escrow Agent and applied in accordance with the Cash Management and Security Agreement dated as of December 15, 1992, as amended (the "Cash Management Agreement"), by and among Borrower, Prudential and First Union National Bank of Georgia, as Escrow Agent.

         3. Borrower hereby ratifies and confirms all Loan documents, including, without limitation, the Second Amended and Restated Note dated December 16, 1992, as amended (the "Note", from Borrower to Prudential; the Mortgage; the Absolute Lease Assignment; the Cash Management Agreement; ad the Confession of Judgment contained in the Note; the Acknowledgment of Confession of Judgment executed by Borrower and acknowledged December 19, 1996; and the Warrant Agreement") by and between Borrower and Prudential.

         4. Borrower does not have or hold any defenses, setoffs, demands or claims against the Loan, Prudential or Prudential's officers, representatives or agents.

         5. As of the date of this letter, the outstanding principal balance of the Loan is $43,794,149,14.



     This a one-time forbearance and Prudential does not presently intend to forbear beyond the date set forth above.

     In the event any of the Forbearance Conditions are not met in a timely fashion, Prudential's obligation to forbear shall terminate and be null and void, and Prudential shall be entitled to exercise any available remedies for default under the Loan Documents and/or applicable law. Except for the limited forbearance set forth above, Prudential reserves all of its rights and remedies under the Loan documents or under applicable law, and this Forbearance Agreement shall not be deemed an election of remedies, nor shall it constitute a waiver of any rights or remedies otherwise available to Prudential.
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Forbearance
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     As a further material inducement for Prudential to enter into this
Forbearance Agreement without which Prudential would not have agreed to a Forbearance Period, Borrower hereby makes the following irrevocable waivers:

     a) BORROWER WAIVES AND RELEASES ANY EXISTING OFFSETS, DEFENSES OR COUNTERCLAIMS RELATING TO THE LOAN OR THE LOAN DOCUMENTS.

     b) BORROWER ALSO WAIVES THE RIGHT TO A TRIAL BY JURY IN THE EVENT THE LOAN DOCUMENTS OR THIS FORBEARANCE AGREEMENT BECOME THE BASIS OF LITIGATION.


                                       Sincerely,

                                       /s/ David A. Graham
                                       --------------------------
                                       David A. Graham
                                       Vice President


Accepted and agreed to this 3 day of December, 1998.


BORROWER:

/s/ Don Henry
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-----------------------

By: Don Henry
-----------------------
Title: Vice President
       ----------------

cc:  Paul Egan
     Jack McDonald
     Michele Whiteside
     Mary Phillips